UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 25, 2013

PVF Capital Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

30000 Aurora Road, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

(440) 248-7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 25, 2013, at a special meeting of shareholders of PVF Capital Corp. (the “Company”), the Company’s shareholders approved the merger of the Company with and into F.N.B. Corporation (“F.N.B.”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated February 19, 2013, between the Company and F.N.B (the “Merger Proposal”). The shareholders of the Company also approved at the special meeting a non-binding, advisory resolution to approve the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the completion of the merger (the “Golden Parachute Proposal”). Finally, the shareholders also voted to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (the “Adjournment Proposal”), but such adjournment was deemed unnecessary. The Merger Proposal, Golden Parachute Compensation Proposal, and the Adjournment Proposal are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2013.

At the special meeting, 21,780,872 common shares, or approximately 83.51%, of the outstanding common shares entitled to vote were represented by proxy or in person

The final voting results for each matter submitted to a vote of the Company’s shareholders are as follows:

Proposal 1: Merger Proposal

Votes For	Votes Against	Abstentions
21,209,621	119,240	48,300

Proposal 2: Golden Parachute Proposal

Votes For	Votes Against	Abstentions
20,329,594	1,012,734	34,833

Proposal 3: Adjournment Proposal

Votes For	Votes Against	Abstentions
21,408,738	266,691	105,443

Item 8.01. Other Events.

On September 25, 2013, the Company and F.N.B. issued a joint press release announcing the shareholders’ approval of the merger, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by PVF Capital Corp. and F.N.B. Corporation on September 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVF CAPITAL CORP.

By:	/s/ James H. Nicholson
James H. Nicholson
Chief Financial Officer

Date: September 25, 2013